UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 31, 2005

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

AMAZON.COM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION

OF INCORPORATION)

000-22513	91-1646860
(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1200 12TH AVENUE SOUTH, SUITE 1200, SEATTLE, WASHINGTON 98144

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 266-1000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On May 31, 2005, Amazon.com, Inc. (“Amazon.com”) notified participants in the Amazon.com, Inc. 401(k) Plan (the “Plan”) that The Vanguard Group (“Vanguard”) had been selected as the new recordkeeper and fund manager for the Plan. In order to properly account for assets and to transfer records as accurately as possible in connection with the transition to Vanguard, plan account activity will be restricted such that Plan participants will not be able to make exchanges or asset allocation changes, take a loan, or request a withdrawal or distribution for a specified period of time (the “Blackout Period”). The Blackout Period is expected to begin on July 1, 2005 and end the week of July 17, 2005. Plan participants can find out whether the Blackout Period has started or ended by contacting Vanguard at 1-800-523-1188 during the Blackout Period and for up to two years after the end of the Blackout Period. Plan participants may contact Amazon.com Benefits Team at 1-206-266-1522 or benefits@amazon.com regarding questions about the Blackout Period.

On June 3, 2005, Amazon.com also provided written notice to its Section 16 officers and director pursuant to Section 306(a)(6) of the Sarbanes-Oxley Act of 2002 and Rule 104 of SEC Regulation BTR. This notice stated that during the Blackout Period the Section 16 officers and directors will be subject to trading restrictions relating to any equity securities (including derivative securities) of Amazon.com acquired in connection with their employment or service as a Section 16 officer or director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC.
(REGISTRANT)

By:	/s/ L. MICHELLE WILSON
L. Michelle Wilson
Senior Vice President

Dated: June 3, 2005